EX-FILING FEES

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
(Exact names of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Depository Units	—	—	—	—	—	—
	Equity	Preferred Units	—	—	—	—	—	—
	Debt	Debt Securities	—	—	—	—	—	—
	Other	Guarantees of Debt Securities (2)	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—
	Other	Rights	—	—	—	—	—	—
	Unallocated (Universal) Shelf (3)	—	457(o)	—	—	$1,200,000,000	0.0000927	$111,240
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$1,200,000,000
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$111,240

(1)	Estimated solely for the purpose of calculating the registration fee for the primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) and General Instruction II.D of Form S 3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

(2)	Any series of debt securities issued by Icahn Enterprises Finance Corp. will be guaranteed by Icahn Enterprises L.P. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(3)	The securities registered consist of $1,200,000,000 of an indeterminate number or amount of Depository Units, Preferred Units, Debt Securities, Guarantees of Debt Securities, Warrants and Rights, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,200,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above.